EXHIBIT 3.3

                       THE NEVADA AGENCY AND TRUST COMPANY

                                ESTABLISHED 1903

JANUARY 21, 2000

                             Mr. Lawrence Wunderlich

CYTOGENIX, INC.
9881 South Wilcrest
Houston, TX 77099
Sent via Federal Express Tracking #8170-5155-5903

                  RE: AMENDMENT TO ARTICLES OF INCORPORATION

      Dear Mr. Wunderlich:

      Enclosed please find a certified copy of a Certificate of Amendment to the Articles of Incorporation of CRYOGENIC SOLUTIONS, INC. which changes its name to CYTOGENIX, INC. This Amendment was filed in the office of the Secretary of State of Nevada on January 20, 2000.

      If I can be of any further assistance to you, please contact me at any time.

      Very truly yours,

      NEVADA AGENCY AND TRUST COMPANY


      Margaret Oliver
      Resident Agent Manager

Enclosure

50 WEST LIBERTY STREET    BANK OF AMERICA PLAZA SUITE 880   TELE: (775) 322-0626
RENO, NEVADA 89501                                          FAX (775) 322-5623

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

   JAN 20, 2000

No. C2325-95

DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                            CRYOGENIC SOLUTIONS, INC.

                                   * * * * * *

                Pursuant to the provisions of the Nevada Revised Statutes, CRYOGENIC SOLUTIONS, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

                1. The undersigned hereby certify that on the 16TH day of DECEMBER , 1999, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

                BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

                To amend Article One to provide that the name of the corporation shall be changed from
                CRYOGENIC SOLUTIONS, INC. to CYTOGENIX, INC.


                2.    Pursuant to the provisions of the Nevada Revised

    Statutes, a majority of the stockholders holding 15,800,000 shares of the 29,010,503 shares outstanding of CRYOGENIC SOLUTIONS, INC. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

                ARTICLE ONE.     [.NAME].   The name of the corporation is:

                                 CYTOGENIX, INC.

            IN WITNESS WHEREOF, THE UNDERSIGNED BEING the President and SECRETARY OF CRYOGENIC SOLUTIONS, INC., A NEVADA CORPORATION, HEREUNTO

AFFIXED HIS SIGNATURE THIS 13TH day of JANUARY, 2000.

                            CRYOGENIC SOLUTIONS, INC.

                                       BY ______________________________________
                                                 MALCOLM SKOLNICK
                                                     PRESIDENT

                                       BY ______________________________________
                                                LAWRENCE WUNDERLICH
                                                     SECRETARY

                               (Texas State Seal)

                               The State of Texas

                               Secretary of State

                            CERTIFICATE OF AUTHORITY

                                       OF

                                 CYTOGENIX, INC.
                             CHARTER NUMBER 00130993


            THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED APPLICATION OF THE ABOVE ENTITY FOR A CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS IN THIS STATE HAS BEEN RECEIVED IN THIS OFFICE AND IS FOUND TO CONFORM TO LAW.

            ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS IN THIS STATE FROM AND AFTER THIS DATE, FOR THOSE PURPOSES SET FORTH IN THE APPLICATION, UNDER THE NAME OF

                               CYTOGENIX, INC.



DATED FEB. 28, 2000

EFFECTIVE FEB. 28, 2000



  (TEXAS STATE SEAL)                            Elton Bomer, Secretary of State

RRR-CA

                               (Texas State Seal)

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                                  MAR. 1, 2000

MALCOLM SKOLNICK
9881 SOUTH WILCREST
HOUSTON                  ,TX 77099

RE:
CYTOGENIX, INC.
CHARTER NUMBER 00130993-06

ENCLOSED IS THE CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS IN THE STATE OF TEXAS, ISSUED TO THE ABOVE NAMED CORPORATION, INCORPORATED UNDER THE LAWS OF NEVADA.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE COULD BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

 (TEXAS STATE SEAL)                              VERY TRULY YOURS,


                                                 Elton Bomer, Secretary of State